                                                                     EXHIBIT 3.1


                CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                          OF WINK COMMUNICATIONS, INC.

The undersigned, Rita C. Dettore and Chanel Aquino, certify that:

1. They are the Vice President and the Assistant Secretary, respectively, of Wink Communications, Inc., a California corporation.

2. Article IV, Section 3(b) of the Amended and Restated Articles of Incorporation of this corporation is amended to read as follows:

      "Board Size. The authorized number of directors of the Company's Board shall be not less than six (6) nor more than ten (10). The exact number of directors shall be specified in the Bylaws of the corporation and may be changed, within the limits specified above, by a duly adopted resolutions of the Company' s Board. The Company shall not alter the indefinite range in number of directors specified above or fix a definite number of directors without a provision for an indefinite range in its Articles of Incorporation, Bylaws or otherwise, without first obtaining the written consent, or affirmative vote at a meeting, of the holders of at least a majority of the then-outstanding shares of Preferred Stock, all series consenting or voting (as the case may be) together as a separate class."

3. The foregoing amendment of Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Amended and Restated Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with
Section 902 and 903 of the California General Corporation Law. The total number of all outstanding shares entitled to vote was 15,913,205. The number of shares of all outstanding shares voting in favor of the foregoing amendment of the Amended and Restated Articles of Incorporation exceeded the vote required. The number of all outstanding Preferred Stock entitled to vote was 5,924,750. The number of shares of outstanding Preferred Stock voting in favor of the amendment of the Amended and Restated Certificate of Incorporation exceeded the vote required. The vote required was the affirmative vote of a majority of the outstanding shares entitled to vote and the vote of outstanding shares of Preferred Stock, all series consenting or voting together as a separate class.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

                                      /s/ Rita C. Dettore
                                      ------------------------------------------
Date: June 8, 1998                    Rita C. Dettore, Vice President

                                      /s/ Chanel Aquino
                                      ------------------------------------------
                                      Chanel Aquino, Assistant Secretary

                            CERTIFICATE OF CORRECTION
                                     OF THE
                       CERTIFICATE OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            WINK COMMUNICATIONS, INC.

      Rita C. Dettore and Chanel S. Aquino certify that:

      1) They are the Vice President and Assistant Secretary, respectively, of Wink Communications, Inc., a California corporation.

      2) A Certificate of Amended and Restated Articles of Incorporation was filed with the Secretary of State on December 4, 1997 (the "Certificate").

      3) The first paragraph of Article III of the Certificate, which currently reads as follows:

            "This corporation is authorized to issue two classes of stock, designated Common Stock, par value $0.001 per share ("Common Stock") and Preferred Stock, par value $0.001 per share. The number of shares of Common Stock which this Corporation is authorized to issue is 30,000,000. The number of shares of Preferred Stock which this Corporation is authorized to issue is 6,001,250, 1,250,000 of which shall be designated "Series A Preferred," 2,251,250 of which shall be designated "Series B Preferred" and 2,500,000 of which shall be designated "Series C Preferred" (Series A Preferred, Series B Preferred and Series C Preferred are referred to collectively as the "Preferred Stock")."

is corrected to read in full as follows:

            "This corporation is authorized to issue two classes of stock, designated Common Stock, par value $0.001 per share ("Common Stock") and Preferred Stock, par value $0.001 per share. The number of shares of Common Stock which this Corporation is authorized to issue is 21,038,200. The number of shares of Preferred Stock which this Corporation is authorized to issue is 6,001,250, 1,250,000 of which shall be designated "Series A Preferred," 2,251,250 of which shall be designated "Series B Preferred" and 2,500,000 of which shall be designated "Series C Preferred" (Series A Preferred, Series B Preferred and Series C Preferred are referred to collectively as the "Preferred Stock")."

      4) This certificate does not alter the wording of any resolution or written consent which was in fact adopted by the Board of Directors or the Shareholders.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

      IN WITNESS WHEREOF, the undersigned have executed at Alameda, California, this December 30, 1997.

                                          /s/ Rita C. Dettore
                                          --------------------------------------
                                          Rita C. Dettore, Vice President

                                          /s/ Chanel S. Aquino
                                          --------------------------------------
                                          Chanel S. Aquino, Assistant Secretary

                                   CERTIFICATE
                                       OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            WINK COMMUNICATIONS, INC.

      Maggie Wilderotter and Gary Hammer certify that:

      1. They are the duly elected President and acting Secretary, respectively, of Wink Communications, Inc., a California corporation (the "Company").

      2. The Amended and Restated Articles of Incorporation of the Company are hereby amended and restated in full to read in their entirety as set forth in Exhibit A attached hereto.

      3. The attached Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of this Corporation.

      4. The attached Amended and Restated Articles of Incorporation have been duly approved by the holders of the requisite number of shares of this Company in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of each class entitled to vote with respect to the attached amendment and restatement was 9,787,224 shares of Common Stock, 1,250,000 shares of Series A Preferred Stock, 2,233,750 shares of Series B Preferred Stock and 2,191,000 shares of Series C Preferred Stock. The number of shares of Common Stock and Preferred Stock voting in favor of the attached Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The vote required was a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock, each voting as a separate class.

      IN WITNESS WHEREOF, the undersigned have executed these Amended and Restated Articles of Incorporation on December 1 , 1997.

                                    /s/ Maggie Wilderotter
                                    --------------------------------------------
                                    Maggie Wilderotter, President


                                    /s/ Gary Hammer
                                    --------------------------------------------
                                    Gary Hammer, Secretary

      The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

      Executed at Alameda, California on December 1 , 1997.

                                    /s/ Maggie Wilderotter
                                    --------------------------------------------
                                    Maggie Wilderotter, President


                                    /s/ Gary Hammer
                                    --------------------------------------------
                                    Gary Hammer, Secretary

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                            WINK COMMUNICATIONS, INC.

                                        I

      The name of the corporation is Wink Communications, Inc.

                                       II

      The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

      This corporation is authorized to issue two classes of stock, designated Common Stock, par value $0.001 per share ("Common Stock") and Preferred Stock, par value $0.001 per share. The number of shares of Common Stock which this Corporation is authorized to issue is 30,000,000. The number of shares of Preferred Stock which this Corporation is authorized to issue is 6,001,250, 1,250,000 of which shall be designated "Series A Preferred," 2,251,250 of which shall be designated "Series B Preferred" and 2,500,000 of which shall be designated "Series C Preferred" (Series A Preferred, Series B Preferred and Series C Preferred are referred to collectively as the "Preferred Stock").

      No share or shares of Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue.

                                       IV

      The relative rights, preferences, privileges and restrictions granted to or imposed on the respective classes of shares of capital stock or the holders thereof are as follows:

      1.    Dividends.

            (a) The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at the rate of $0.128 per share of Series A Preferred per annum, $0.32 per share of Series B Preferred per annum, and $0.64 per share of Series C Preferred per annum, payable in preference and priority to any payment of any dividend on Common Stock of the corporation. Such dividends shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock unless declared by the Board of Directors. No dividends or other distributions shall be made with respect to the Common Stock in any fiscal year, other than dividends payable solely in Common Stock, until:

                  (i) in the case of Series A Preferred, a dividend in the amount of at least $0.128 per share of Series A Preferred;

                  (ii) in the case of Series B Preferred, a dividend in the amount of at least $0.32 per share of Series B Preferred; and

                  (iii) in the case of Series C Preferred, a dividend in the amount of at least $0.64 per share multiplied by (i) the number one (1), in the event of dividends or other distributions made during the first fiscal year in which the Series C Preferred is outstanding, or (ii) the number of years elapsed since the first date of issuance of the Series C Preferred (pro rated for any partial years), less the aggregate amount previously paid as dividends on the Series C Preferred, in the event of dividends or other distributions made after the first fiscal year in which the Series C Preferred is outstanding, has in each case been declared and paid during that fiscal year.

            (b) For purposes of this Section 1, unless the context otherwise requires, a "distribution" shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the corporation (other than repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the corporation or its subsidiaries upon termination of their employment or services) for cash or property.

            (c) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchases by the corporation of shares of Common Stock issued to or held by employees, officers, directors or consultants of the corporation or its subsidiaries upon termination of their employment or services.

      2. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the corporation, either voluntary or involuntary, distributions to the shareholders of the corporation shall be made in the following manner:

            (a) The holders of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership of such stock, (i) the amount of $1.60 per share for each share of Series A Preferred then held by them (adjusted for any combinations, consolidations, or stock distributions or stock dividends with respect to such shares) plus an amount equal to all declared but unpaid dividends on the Series A Preferred, (ii) the amount of $4.00 per share for each share of Series B Preferred then held by them (adjusted for any combinations, consolidations, or stock distributions or stock dividends with respect to such shares) plus an amount equal to all declared but unpaid dividends on the Series B Preferred and
(iii) the amount of $8.00 per share for each share of Series C Preferred then held by them (adjusted for any combinations, consolidations, or stock distributions or stock dividends with respect to such shares) plus an amount equal to all declared but unpaid dividends on the Series C Preferred. If the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in a manner that the amount distributed to each holder of Preferred Stock shall equal the amount obtained by multiplying the entire assets and funds of the corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the aggregate liquidation preference of the shares of Preferred Stock then held by such holder, and the denominator of which shall be the total liquidation preference of all shares of Preferred Stock then outstanding.

            (b) After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled as set forth in
Section 2(a) above, then the entire remaining assets and funds of the corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock in a manner such that the amount distributed to each holder of Common Stock shall equal the amount obtained by multiplying the entire remaining assets and funds of the corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such holder, and the denominator of which shall be the total number of shares of Common Stock then outstanding.

            (c) For purposes of this Section 2, a merger or consolidation of the corporation with or into any other corporation or corporations, unless the shareholders of the corporation immediately following such transaction directly or indirectly own greater than fifty percent (50%) of the total voting power of the surviving or acquiring corporation or corporations and the aggregate per share value (determined in good faith by the corporation's Board of Directors) of each share of Preferred Stock following such merger or consolidation plus any consideration paid to the holder of such share of Preferred Stock in connection with such merger or consolidation is at least equal to the liquidation preference which such holder would be entitled to receive under Section 2(a) hereof in the event of liquidation, dissolution or winding up of the corporation, or a sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up of the corporation.

            (d) Notwithstanding Sections 2(a) and 2(b) hereof, the corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the corporation issued to or held by employees, officers, directors or consultants of the corporation or its subsidiaries upon termination of their employment or services on terms approved by a majority of disinterested members of the entire Board of Directors.

      3.    Voting Rights and Directors.

            (a) Generally. Except as otherwise required by law or by Sections 3 or 5 hereof, the holder of each share of Common Stock issued and outstanding shall have one vote, and the holder of each share of Preferred Stock shall be entitled to vote on all matters and entitled with respect to such share to a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of the corporation having general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

            (b) Board Size. The authorized number of directors of the Company's Board shall be not less than four (4) nor more than seven (7). The exact number of directors shall be specified in the Bylaws of the corporation and may be changed, within the limits specified above, by a duly adopted resolution by the Company's Board. The Company shall not alter the indefinite range in number of directors specified above or fix a definite number of directors without a provision for an indefinite range in its Articles of Incorporation, Bylaws or otherwise, without first obtaining the written consent, or affirmative vote at a meeting, of the holders of at least a majority of the then-outstanding shares of the Preferred Stock, all series consenting or voting (as the case may be) together as a separate class.

            (c)   Board of Directors Election and Removal.

                  (i) Election. The holders of the Preferred Stock, all series voting together as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code), shall be entitled to elect one (1) director of the Company; the holders of the Common Stock, voting as a separate class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code), shall be entitled to elect one (1) director of the Company; and the holders of the Preferred Stock and the Common Stock, voting together as a single class (with cumulative voting rights as among themselves in accordance with Section 708 of the California Corporations Code), shall be entitled to elect the remaining authorized number of directors of the Company.

                  (ii)  Quorum; Required Vote.

                        (A) Quorum. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of the Preferred Stock or Common Stock then outstanding, respectively, shall constitute a quorum of the Preferred Stock or Common Stock, as the case may be, for the election of directors to be elected solely by the holders of the Preferred Stock or Common Stock, respectively. The holders of Preferred Stock and Common Stock representing a majority of the voting power of all the then-outstanding shares of Preferred Stock and Common Stock shall constitute a quorum for the election of the director to be elected jointly by the holders of the Preferred Stock and the Common Stock.

                        (B) Required Vote. With respect to the election of any director or directors by the holders of the outstanding shares of a specified series, series, class or classes of stock given the right to elect such director or directors pursuant to Subsection 3(c)(i) above ("Specified Stock"), that candidate or those candidates (as applicable) shall be elected who either: (1) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (2) in the case of any such vote taken by written consent without a meeting, are elected by the unanimous written consent of the holders of shares of such Specified Stock.

                              (iii) Vacancy.  If there shall be any vacancy in
the office of a director elected by the holders of any Specified Stock pursuant to Subsection 3(c)(i), then a successor to hold office for the unexpired term of such director may be elected by either: (A) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there is but one), or (B) the affirmative vote of holders of the shares of such Specified Stock that are entitled to elect such director under Subsection 3(c)(i).

                              (iv)  Removal.  Subject to Section 303 of the
Corporations Code, any director who shall have been elected to the Board by the holders of any Specified Stock pursuant to Subsection 3(c)(i) or by any director or directors elected by holders of any Specified Stock as provided in Subsection 3(c)(iii)(A) may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Specified Stock entitled to vote, given either a meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders without a meeting. Any vacancy created by such removal may be filled only in the manner provided in Subsection 3(c)(iii).

                              (v)   Procedures.  Any meeting of the holders of
any Specified Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this Section 3(c), shall be held in accordance with the procedures and provisions of the Company's Bylaws, the California Corporations Code and applicable law regarding shareholder meetings and shareholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

                              (vi)  Termination.  Notwithstanding anything in
this Subsection 3(c) to the contrary, the provisions of this Subsection 3(c) shall cease to be of any further force or effect upon the earlier of (A) the merger or consolidation of the Company with or into any other corporation or corporations if such consolidation or merger is approved by the shareholders of the Company in compliance with applicable law and the Articles of Incorporation and Bylaws of the Company; or (B) a sale of all or substantially all of the Company's assets.

      4. Conversion. The holders of the Preferred Stock have conversion rights as follows (the "Conversion Rights"):

            (a)   Right to Convert.

                  (i) Series A Preferred. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Issuance Price (as hereinafter defined) by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of the conversion (the "Series A Conversion Rate"). The Issuance Price for Series A Preferred Stock shall be $1.60 per share. The price at which shares of Common Stock shall be deliverable upon conversion (the "Series A Conversion Price") for Series A Preferred Stock shall initially be $1.60 per share of Common Stock. Such initial Series A Conversion Price shall be subject to adjustment as hereinafter provided.

                        Upon conversion, all declared and unpaid dividends on the Series A Preferred shall be paid in cash.

                  (ii) Series B Preferred. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B

Issuance Price (as hereinafter defined) by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of the conversion (the "Series B Conversion Rate"). The Issuance Price for Series B Preferred Stock shall be $4.00 per share. The price at which shares of Common Stock shall be deliverable upon conversion (the "Series B Conversion Price") for Series B Preferred Stock shall initially be $4.00 per share of Common Stock. Such initial Series B Conversion Price shall be subject to adjustment as hereinafter provided.

                  Upon conversion, all declared and unpaid dividends on the Series B Preferred shall be paid in cash.

                  (iii) Series C Preferred. Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for the Series C Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Issuance Price (as hereinafter defined) by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of the conversion (the "Series C Conversion Rate"). The Issuance Price for Series C Preferred Stock shall be $8.00 per share. The price at which shares of Common Stock shall be deliverable upon conversion (the "Series C Conversion Price") for Series C Preferred Stock shall initially be $8.00 per share of Common Stock. Such initial Series C Conversion Price shall be subject to adjustment as hereinafter provided.

                        Upon conversion, all declared and unpaid dividends on the Series C Preferred shall be paid in cash.

            (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price either (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation to the public at a price per share (prior to underwriter commissions and offering expenses) of not less than $8.00 per share (as appropriately adjusted for any subsequent stock splits, stock dividends, reclassifications or recapitalizations) and with gross proceeds to the Company (prior to underwriter commissions and offering expenses) of not less than $10,000,000 or (ii) upon the receipt by the corporation of the affirmative vote at a duly noticed shareholders meeting or pursuant to a duly solicited written consent of the holders of more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock. In the event of the automatic conversion of the Preferred Stock upon a public offering as set forth in clause (i) above, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

            (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent, and provided further that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the corporation or its transfer agent as provided above, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable after such delivery, or receipt of such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the offering or the effective date of such written consent, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

            (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock on the date of such conversion, as determined by the board of directors of the corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock held by each holder at the time converting into Common Stock and the total number of shares of Common Stock issuable upon such aggregate conversion.

            (e) Adjustment of Conversion Price. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) Issuance of Common Stock and Common Stock Equivalents. If, after the date hereof, the corporation shall issue (or, pursuant to Section 4(e)(ii)(C) hereof, shall be deemed to have issued) any Common Stock other than "Excluded Stock" (as defined below) for a consideration per share less than the Conversion Price for such series of Preferred Stock in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations covered by Sections 4(e)(iv), (v), (vi) and

(vii)), the Conversion Price for such series of Preferred Stock in effect immediately after each such issuance shall forthwith be adjusted to a price equal to the quotient obtained by dividing:

                        (A)   an amount equal to the sum of

                              (x)   the total number of shares of Common Stock
outstanding (including any shares of Common Stock issuable upon conversion of such series of Preferred Stock, or deemed to have been issued pursuant to
Section 4(e)(ii)(C) and 4(e)(iii)) immediately prior to such issuance multiplied by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issuance, plus

                              (y)   the consideration received by the
corporation upon such issuance, by

                        (B) the total number of shares of Common Stock outstanding immediately prior to such issuance of Common Stock (including any shares of Common Stock issuable upon conversion of such series of Preferred Stock or deemed to have been issued pursuant to Section 4(e)(ii)(C) and 4(e)(iii)) plus the number of shares of Common Stock actually issued in the transaction which resulted in the adjustment pursuant to this Section 4(e)(i).

                  (ii) Treatment of Certain Issuances. For the purposes of any adjustment of the Conversion Price for such series of Preferred Stock pursuant to Section 4(e)(i), the following provisions shall be applicable:

                        (A) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the corporation in connection with the issuance and sale thereof.

                        (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the board of directors of the corporation, in accordance with generally accepted accounting treatment.

                        (C) In the case of the issuance of (x) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock),
(y) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                              (1)   the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(e)(ii)(A) and 4(e)(ii)(B) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                              (2)   the aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional minimum consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(e)(ii)(A) and 4(e)(ii)(B) above);

                              (3)   on any change in the number of shares of
Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                              (4)   on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights relate to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                  (iii) Excluded Stock.  "Excluded Stock" shall mean:

                        (A) all shares of Common Stock issued and outstanding on the date this certificate is filed with the California Secretary of State;

                        (B) all shares of Series A Preferred, Series B Preferred and Series C Preferred, and the Common Stock into which the shares of Series A Preferred, Series B Preferred and Series C Preferred are convertible;

                        (C) up to 17,500 shares of Series B Preferred, 500,000 shares of Common Stock and up to 125,000 shares of Common Stock issuable upon exercise of warrants issued to Venture Lending & Leasing, Inc., Benchmark Capital Partners, L.P. and Benchmark Founders Fund, L.P., and WC Investors, LLC, respectively;

                        (D) up to 5,564,546 shares of Common Stock or other securities issued after February 1, 1995 to employees, officers, directors, contractors, advisors, consultants, banks, lessors or vendors of the corporation;

                        (E) up to 900,000 shares of Common Stock issuable upon exercise of warrants issued to General Electric Capital Corporation or its affiliates, including NBC Multimedia, Inc. or its affiliates;

All outstanding shares of Excluded Stock (including shares issuable upon conversion of the Series A Preferred Stock , the Series B Preferred Stock and the Series C Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of Section 4(e)(i).

                  (iv) Stock Splits and Stock Dividends. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                  (v) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (vi) Cash Dividends. In case the corporation shall declare a cash dividend upon its Common Stock generally payable otherwise than out of retained earnings or shall distribute to all holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such Preferred Stock is then convertible.

                  (vii) Reorganization; Reclassification. In the case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the corporation with or into another person (other than a consolidation or merger to which the provisions of Section 2 hereof apply or in which the corporation is the continuing entity and which does not result in any change in the Common Stock), or a sale or transfer of all or substantially all of the corporation's assets, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, or sale, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which such holder would have been entitled if, immediately prior to such reorganization, reclassification, consolidation, merger, or sale, such holder had converted its shares of Preferred Stock into Common Stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales.

                  (viii) All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as appropriate.

            (f) Minimal Adjustments. No adjustment in the Conversion Price for any series of Preferred Stock need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

            (g) No Impairment. The corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue, sale or repurchase of securities or any other voluntary action, avoid or seek to avoid, directly or indirectly, the observance or performance of any of the terms to be observed or performed hereunder by the corporation or wrongfully deny any of the benefits or rights intended to be conferred hereby, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. This provision shall not, however, restrict the corporation's right to amend its Articles of Incorporation with the requisite shareholder consent.

            (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for a series of Preferred Stock pursuant to this Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments, (ii) the Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

            (i) Notices of Record Date. In the event that this corporation shall propose at any time:

                        (A) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                        (B) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                        (C) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                        (D) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this corporation shall send to the holders of Preferred Stock:

                              (1)   at least ten (10) days' prior written notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (C) and (D) above; and

                              (2)   in the case of the matters referred to in
clauses (C) and (D) above, at least ten (10) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this corporation. Any notice required by the provisions of this Section 4 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the corporation's books.

            (j) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      5. Protective Provisions. In addition to any other rights provided by law, so long as any shares of Preferred Stock remain outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of outstanding shares of Preferred Stock, all series voting together as a single class:

            (a) merge or consolidate with or into any corporation if such merger or consolidation would result in the shareholders of the Company immediately prior to such merger or consolidation holding less than majority of the voting power of the stock of the surviving corporation immediately after such merger or consolidation;

            (b) sell all or substantially all the Company's assets in a single transaction or series of related transactions;

            (c) liquidate or dissolve;

            (d) declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) on or declare or make any other distribution, directly or indirectly, on account of any shares of Common Stock now or hereafter outstanding;

            (e) except as permitted by Section 3(b), alter the authorized number of directors in the corporation's Articles of Incorporation, Bylaws or otherwise;

            (f) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock;

            (g) authorize or issue shares of any class of stock having any rights, preferences or privileges prior to or on a parity with the Preferred Stock;

            (h) reclassify any shares of Common Stock (or any other shares of the corporation other than the Preferred Stock) into shares having any rights, preferences or privileges prior to or on a parity with the Preferred Stock;

            (i) authorize or issue any additional series or shares of heretofore unauthorized Preferred Stock; or

            (j) repurchase any shares of Common Stock or Preferred Stock (other than shares of Common Stock issued to or held by employees, officers, directors or consultants of the corporation or its subsidiaries upon termination of their employment or services on terms approved by a majority of disinterested members of the entire Board of Directors).

      6. Waivers and Consents. Any preference, right, privilege or power of the Preferred Stock may be waived, and any action of the corporation may be consented to, by the affirmative vote of the holders of a majority of the then-outstanding shares of Preferred Stock, taken at a duly constituted meeting or by written consent, and such waiver or consent shall be binding upon all holders of Preferred Stock.

      7. No Reissuance of Preferred Stock. Any share of Preferred acquired by the corporation, whether by redemption, repurchase, conversion or otherwise, shall be canceled, and shall not be reissuable.

                                        V

      1. Limitation of Directors' Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      2. Indemnification of Corporate Agents. This corporation is authorized to indemnify the directors, officers and agents of the corporation to the fullest extent permissible under California law.

      3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.